Exhibit 99.1

Rosetta Resources Inc.
Second Quarter 2014 Earnings Review

Earnings Call Agenda
• Overview Jim Craddock
• Financial Update John Hagale
• Operational Update John Clayton
• Closing Remarks Jim Craddock

Overview - Jim Craddock
• Set record levels of daily equivalent production, daily oil production, and daily
 NGL production
• Increased total daily equivalent production 26 percent versus 2013
• Increased total daily oil production 56 percent versus 2013
• Successfully advanced Delaware Basin horizontal drilling program in Reeves
 County
 • Completed four Wolfcamp ‘A’ operated wells
 • Completed two New Ventures wells (1 - Wolfcamp ‘C’, 1 - 3rd Bone Spring)
• Reduced Eagle Ford total well costs nearly 10 percent with new stimulation design
• Increased production and capital guidance; updated expense guidance
• Reorganized company into Divisions: Permian Basin and South Texas

Expense Guidance ($/Boe)
Direct Lease Operating Expense	$ 2.75	-	$ 2.90
Workover Expenses	0.80	-	0.85
Insurance	0.05	-	0.05
Treating and Transportation	3.80	-	4.10
Taxes, other than income	2.05	-	2.20
DD&A	16.80	-	17.65
G&A, excluding Stock-Based Compensation	3.35	-	3.55
Interest Expense	3.05	-	3.20
2014 Guidance
Production Guidance (MBoe/d)
Average daily production	63	-	66

Strong Growth Track Record

PERMIAN HORIZONTAL UPDATE

Permian - Horizontal Development Plan 6/30/2014

Permian - Reeves County
Flowback Rates vs Upper Wolfcamp Horizontal Type Curve
*All production data normalized to 4,000' lateral length

Days

UPPER EAGLE FORD PILOT UPDATE

Upper Eagle Ford Pilot Areas

Upper Eagle Ford Pilot Program
Future Plans are to pilot test the Upper Eagle Ford at North Gates & Briscoe Ranch ...

Upper Eagle Ford Pilot Program
Pilot 3: L&E Asset in Central Dimmit County

Upper Eagle Ford Pilot Program
Pilot 4: East Gates Row 3 in Northern Webb County

 Cautionary Statements